Exhibit 24.01

POWER OF ATTORNEY

Each of the undersigned directors of SCANA Corporation (the "Company"), hereby constitutes and appoints W. B. Timmerman, Kevin B. Marsh and Francis P. Mood, Jr. and each of them severally, his or her true and lawful attorney-in-fact and agent, each with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company, a Registration Statement on Form S-8, and any and all amendments thereto, with respect to the registration of 5,000,000 shares of the Company's Common Stock to be issued pursuant to the SCANA Corporation Stock Purchase-Savings Plan and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with full power and authority to each of said attorneys to do and perform in the name and on behalf of said director, every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of November 2005.

/s/B. L. Amick	/s/ L. M. Miller
B. L. Amick	L. M. Miller
Director	Director

/s/J. A. Bennett	/s/M. K. Sloan
J. A. Bennett	M. K. Sloan
Director	Director

/s/W. B. Bookhart, Jr.	/s/H. C. Stowe
W. B. Bookhart, Jr.	H. C. Stowe
Director	Director

/s/W. C. Burkhardt	/s/W. B. Timmerman
W. C. Burkhardt	W. B. Timmerman
Director	Director

/s/D. M. Hagood	/s/G. S. York
D. M. Hagood	G. S. York
Director	Director

/s/W. H. Hipp
W. H. Hipp
Director